As filed with the Securities and Exchange Commission on May 18, 2004

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A/A

(Amendment No. 2)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SCOR

(Exact name of registrant as specified in its charter)

The Republic of France (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. employer identification no.)

1, avenue du Général de Gaulle
92074 Paris—La Défense Cedex
France
(Address of principal executive offices)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☑

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

     Securities Act Registration Statement file number to which this form relates: 333-5568.

     Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Ordinary Shares, nominal value €0.78769723 per share	New York Stock Exchange, Inc.*
American Depositary Shares (as evidenced by American Depositary Receipts), each representing one Ordinary Share, nominal value €0.78769723 per share	New York Stock Exchange, Inc.

* Not for trading, but only in connection with the American Depositary Shares.

     Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
SIGNATURE
ENGLISH TRANSLATION OF STATUTS AS AMENDED

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

     This amendment No. 2 on Form 8-A/A is being filed to reflect the reduction in the nominal value of SCOR’s ordinary shares from €1.00 to €0.78769723 per share, effective May 18, 2004. As of the date hereof, SCOR has a share capital of €645,335,978 divided into 819,269,070 fully paid and registered shares. In other respects, the description of the securities to be registered that appears under the captions “Description of Share Capital” and “Description of American Depositary Shares” contained in the Prospectus included in the Registrant’s Registration Statement on Form F-1 (No. 333-5568) originally filed on September 13, 1996, as amended, under the Securities Act of 1933, as amended, is hereby incorporated herein by reference in answer to this item. In addition, a revised Prospectus reflecting the aforementioned reduction in nominal value, filed on May 18, 2004 pursuant to Rule 424(b)(3) of the Securities Act of 133, as amended, as part of the Post-Effective Amendment No. 1 to Form F-6 (File No. 333-5684) filed on December 8, 2003, and of the Registration Statement on Form F-6 (File No. 333-112953) filed on February 19, 2004, is also hereby incorporated herein by reference in answer to this item.

Item 2.  Exhibits.

1.	Registration Statement on Form F-1 (File No. 333-5568) filed with the Securities and Exchange Commission on September 13, 1996, as amended on September 24, 1996, incorporated by reference.

2.	Registration Statement on Form F-6 (File No. 333-5684) filed with the Securities and Exchange Commission on September 26, 1996, as amended on October 7, 1996, incorporated by reference.

3.	Post-Effective Amendment No. 1. to Form F-6 (File No. 333-5684) filed with the Securities and Exchange Commission on December 8, 2003, incorporated by reference.

4.	Registration Statement on Form F-6 (File No. 333-112953) filed with the Securities and Exchange Commission on February 11, 2004, incorporated by reference.

5.	English translation of statuts (charter) of the Registrant, containing amendments through May 18, 2004.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

SCOR

Date: May 18, 2004
	By:	/s/ Patrick Thourot

	Name: Title:	Patrick Thourot President and Chief Operating Officer